EXHIBIT 10.3
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                           LEASE TERMINATION AGREEMENT

This Lease Termination Agreement by and between Accessity Corp., a New York corporation, (the "Tenant") and B&B Lakeview Realty Corp., a Florida corporation, (the "Landlord").



                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS, the Tenant and Landlord have previously entered into a lease for the premises located at 12514 West Atlantic Blvd, Coral Springs, Florida 33071 (the "Lease"), and

WHEREAS, the Tenant wishes to terminate the Lease and the Landlord has agreed to terminate the Lease, and

WHEREAS, the Landlord has agreed to terminate the Lease and sell the building containing the premises, and

WHEREAS, in consideration for the Landlord to terminate the Lease, the Tenant has agreed to pay the prepayment penalty fee charged by the Landlord's mortgagee.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Landlord acknowledges payment by the Tenant to the Landlord of: (a) the prepayment fee charged by the Landlord's mortgagee evidenced in the mortgagee's Payoff Statement attached herein and (b) all rents pursuant to the Lease through January 14, 2005.

2. The Landlord and the Tenant hereby agree to terminate the Lease effective January 14, 2005 and release each other from all further obligations under the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Termination Agreement as of the date written below.



ACCESSITY CORP.                     B&B LAKEVIEW REALTY CORP.


By:_______________________          By:_______________________


Title:____________________          Title:____________________


Dated:____________________          Dated:____________________